Exhibit 99.1

Donald W. Layden, Jr., Appointed Executive Chairman of the USA Technologies’ Board of Directors

MALVERN, Pa. — November 12, 2019 — USA Technologies, Inc. (OTC: USAT) (“USAT” or the “Company”), a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market, today announced that the USAT Board of Directors has appointed Donald W. Layden, Jr., Board member and Interim Chief Executive Officer, as Executive Chairman of the Board. His appointment follows Albin F. Moschner’s retirement as Board Chair and as a member of the Board effective November 8, 2019. In connection with this appointment, current Board member William J. Schoch has been appointed as the lead independent director of the Board.

Mr. Layden said, “I am honored to be appointed as Executive Board Chairman at this important time for USA Technologies. Together with the Board and management team, we will continue to build on our strong business fundamentals to drive value for our customers and shareholders.”

Mr. Layden added, “On behalf of the Board, I would like to thank Al for his many contributions as a Board member and for his valued leadership as Chairman over this past year.”

The Company today has issued a separate press release announcing its first quarter fiscal year 2020 results.

About USA Technologies, Inc.

USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. With approximately 1.2 million connections, USAT is transforming the unattended retail community by offering one solution for payments processing, logistics, and back-office management solutions. The company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Forward-looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing, route scheduling, inventory management, and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the risk associated with the currently pending litigation or possible regulatory action arising from the internal investigation and its findings, from the failure to timely file USAT’s periodic reports with the Securities and Exchange Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative actions; whether the appeal to the Nasdaq Listing and Hearing Council of the delisting of USAT’ s securities on The Nasdaq Stock Market LLC will be successful or result in the reinstatement of trading of USAT’s securities, or whether any listing application that may be filed by USAT will result in the relisting of its securities; or whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Contacts

Media:
Joele Frank, Wilkinson Brimmer Katcher
Tim Lynch / Meaghan Repko
212-355-4449

Investors:
Blueshirt Group
Monica Gould, +1 212-871-3927
monica@blueshirtgroup.com
Lindsay Savarese, +212-331-8417
lindsay@blueshirtgroup.com